Exhibit 3.8

Document must be filed electronically.
Paper documents are not accepted.
Fees & forms are subject to change.
For more information or to print copies
of filed documents, visit www.coloradosos.gov.

E-Filed

Colorado Secretary of State
Date and Time: 05/09/2023 11:55 AM
ID Number: 20151004878

Document number: 20231505995
Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

1. For the entity, its ID number and entity name are

ID number: 20151004878
(Colorado Secretary of State ID number)

Entity name: Bellatora Inc.

2. The new entity name (if applicable) is ______________________.

3. *(If the following statement applies, adopt the statement by marking the box and include an attachment.)*
☒ This document contains additional amendments or other information.

4. If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

5. *(Caution: Leave blank if the document does not have a delayed effective date. Stating a delayed effective date has significant legal consequences. Read instructions before entering a date.)*

(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)

The delayed effective date and, if applicable, time of this document is/are ______________________.
(mm/dd/yyyy hour:minute am/pm)

Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that such document is such individual's act and deed, or that such individual in good faith believes such document is the act and deed of the person on whose behalf such individual is causing such document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S. and, if applicable, the constituent documents and the organic statutes, and that such individual in good faith believes the facts stated in such document are true and such document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is identified in this document as one who has caused it to be delivered.

6. The true name and mailing address of the individual causing the document to be delivered for filing are

Nelson	Erik		
(Last)	*(First)*	*(Middle)*	*(Suffix)*

2030 Powers Ferry Road SE 212
(Street name and number or Post Office Box information)
Suite 212

Atlanta	GA	30339
(City)	*(State)*	*(Postal/Zip Code)*

	United States
(Province – if applicable)	*(Country – if not US)*

AMD_PC Page 1 of 2 Rev. 12/20/2016

(If the following statement applies, adopt the statement by marking the box and include an attachment.) This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing. Disclaimer: This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s). AMD_PC Page 2 of 2 Rev. 12/20/2016

ARTICLES OF AMENDMENT OF ARTICLES OF INCORPORATION OF BELLATORA, INC. Bellatora, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), does hereby certify as follows: I. The name of the Corporation is Bellatora, Inc. 2. The Articles oflncorporation of the Corporation are amended by adding the following new paragraph to the end of Article V, Section 5.1: Upon the filing and effectiveness (the "Effective Time") of this amendment to the Corporation's Articles of Incorporation, as amended, pursuant to the Colorado Business Corporation Act, each fifty thousand (50,000) shares of the Common Stock issued immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined into one (I) validly issued, fully paid and non - assessable share of the Corporation's Common Stock, $0.00001 par value per share, without any action by the holder thereof (the "Reverse Stock Sp/if'), with any fractional shares rounded up to the nearest whole share. Immediately after the Reverse Stock Split, each share of Common Stock shall be split into five hundred (500) shares of Common Stock (the "New Common Stock"), without any action on the part of the holder thereof(the "Forward Stock Split"). Each share certificate or book entry position that immediately prior to the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such share certificate or book entry position shall have been reclassified, combined and split as a result of the Reverse Stock Split and the Forward Stock Split, subject to the rounding up of fractional shares resulting from the Reverse Stock Split. 3. These Articles of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 7 - 110 - 103 of the Colorado Business Corporation Act of the State of Colorado. 4. These Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time on a7 /0 . 2023. , IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name as of the .!!f_ th day of /11<Fj , 2023. By : _J Erik S. Nelson Chief Executive Officer

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ARTICLES OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

BELLATORA, INC.

Bellatora, Inc., a corporation organized and existing under the laws of the State of Colorado (the "Corporation"), does hereby certify as follows:

1..	The name of the Corporation is Bellatora, Inc.

2.	The Articles of Incorporation of the Corporation are amended by adding the following new paragraph to the end of Article V, Section 5.1:

Upon the filing and effectiveness (the "Effective Time") of this amendment to the Corporation's Articles of Incorporation, as amended, pursuant to the Colorado Business Corporation Act, each fifty thousand (50,000) shares of the Common Stock issued immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified and combined into one (I) validly issued, fully paid and non-assessable share of the Corporation's Common Stock, $0.00001 par value per share, without any action by the holder thereof (the "Reverse Stock Spilt'), with any fractional shares rounded up to the nearest whole share. Immediately after the Reverse Stock Split, each share of Common Stock shall be split into five hundred (500) shares of Common Stock (the "New Common Stock"), without any action on the part of the holder thereof (the "Forward Stock Split"). Each share certificate or book entry position that immediately prior to the Effective Time represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such share certificate or book entry position shall have been reclassified, combined and split as a result of the Reverse Stock Split and the Forward Stock Split, subject to the rounding up of fractional shares resulting from the Reverse Stock Split.

3.	These Articles of Amendment has been duly adopted by the Board of Directors and stockholders of the Corporation in accordance with Section 7-110-103 of the Colorado Business Corporation Act of the State of Colorado.

4.	These Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time on May 10, 2023.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be duly executed in its corporate name as of the 9th day of May, 2023.

By:	/s/ Erik S. Nelson
Erik S. Nelson Chief Executive Officer

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